FORM 8-K



                 SECURITIES AND EXCHANGE COMMISSION

                      Washington, D. C.  20549



                          CURRENT REPORT



              Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934

                  Date of Report March 31, 1995




                   DURAMED PHARMACEUTICALS, INC.
     (Exact name of registrant as specified in its charter)

  Delaware                 0-15242               11-2590026
(State or other            (Commission           (IRS Employer
jurisdiction of            File Number)       Identification No.)
incorporation)



  7155 East Kemper Road, Cincinnati, Ohio  45249 (513) 731-9900

            (Address of principal executive offices)

            INFORMATION TO BE INCLUDED IN THE REPORT


Items 1, 2, 3, 4, 6 and 8 are not applicable and are omitted from this Report.

Item 5.         Other Events

                The Company's press release dated March 31, 1995, relating to its Abbreviated New Drug Application for the .625 mg strength of Conjugated Estrogens, is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 7.         Financial Statements, Pro Forma Financial
                Information and Exhibits.

                (a)     Financial Statements of Business Acquired.

                        Not Applicable

                (b)     Pro Forma Financial Information.

                        Not Applicable

                (c)     Exhibits.

                        The following exhibit is filed with this Report on Form 8-K:

                        Regulation S-K
                          Exhibit No.                   Exhibit

                             99.1                       Press release dated
                                                        March 31, 1995

                                 SIGNATURES


          Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  April 5, 1995                       DURAMED PHARMACEUTICALS, INC.



                                           By /s/ Timothy J. Holt
                                             Timothy J. Holt
                                             Vice President-Finance

                                                     Exhibit 99.1

                          PRESS RELEASE


        DURAMED COMMENTS  ON  CONJUGATED ESTROGENS STATUS

FOR IMMEDIATE RELEASE

Cincinnati, OH -- March 31, 1995 -- E. Thomas Arington, Chairman and Chief Executive Officer of Duramed Pharmaceuticals, Inc., announced today that Duramed wished to provide information concerning recent developments in connection with its conjugated estrogens product.

In September 1994, Duramed filed with the Food and Drug Administration ("FDA") an Abbreviated New Drug Application for a generic equivalent to the conjugated estrogens product Premarin (registered trademark) manufactured by Wyeth-Ayerst. Duramed's product has been formulated and designed to meet bio-equivalency guidance established by the FDA in 1991. Since 1991, Wyeth-Ayerst has made submissions to the FDA requesting that a specific equine estrogenic substance in Premarin (registered trademark), Delta 8, 9 DHES, be a required component in conjugated estrogens drug products. After evaluating Wyeth-Ayerst's request, the FDA rejected it by letter dated May 31, 1994. FDA concluded that Delta 8, 9 DHES is an impurity in Premarin (registered trademark) and nothing more. As previously reported, during late 1994 Wyeth-Ayerst filed a Citizen Petition with the FDA again requesting the FDA to change the standards for conjugated estrogens by requiring the generic version to include Delta 8, 9 DHES. The March 20, 1995 edition of the F-D-C- Reports (commonly known as the "Pink Sheets") noted that Wyeth-Ayerst was enlisting political support in its attempt to prevent the FDA from approving a generic version of Premarin (registered trademark) and described letters sent to the FDA by various present and former members of Congress.

Duramed understands that, earlier this week, the FDA informed the Subcommittee on Appropriations of the House Agricultural
Committee that the question of whether Delta 8, 9 DHES should be required in a generic version of Premarin (registered trademark) was being referred to one of the FDA's standing Scientific
Advisory Committees.

Mr. Arington stated that it was impossible to predict what effect, if any, these actions would have on Duramed's product.

Duramed believes that the issues raised by Wyeth-Ayerst's Citizen Petition have already been addressed by the FDA. Duramed further believes that its conjugated estrogens product as filed with the FDA meets the current bio-equivalency guidance as established by the FDA in 1991.

Duramed Pharmaceuticals, Inc. manufactures and sells generic drug products comprised of various dosages of prescription and over-the-counter drugs. The Company's stock is traded on Nasdaq under the symbol DRMD.

For additional information contact Ellen Knight at Dan Pinger
Public Relations Inc. at (513) 751-6161.